                                           INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Oppenheimer Money Market Fund, Inc.:

We  consent  to  the  use  in  this  Registration   Statement  of
Oppenheimer  Money Market  Fund,  Inc. of our report dated August
21, 2003,  included in the Statement of  Additional  Information, which  is  part  of  such  Registration  Statement,  and  to  the references to our firm under the headings "Financial  Highlights"
appearing  in  the  Prospectus,   which  is  also  part  of  such
Registration  Statement and "Independent  Auditors"  appearing in the Statement of Additional Information.

                                            /s/ KPMG LLP
                                            KPMG LLP

Denver, Colorado
September 22, 2003